UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 14a-12

COUPA SOFTWARE INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 15, 2018

Dear Coupa Stockholder,

We encourage you to vote your shares for the upcoming 2018 Annual Meeting of Stockholders of Coupa Software Incorporated that will be held on Wednesday, May 23, 2018.

There are three items of business to be conducted at the Annual Meeting. Our board of directors unanimously recommends that you vote your shares:

•	“FOR” Roger Siboni and Tayloe Stansbury, the two nominees for election as director;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2019; and

•	“ONE YEAR” on an advisory basis, as the frequency of holding future advisory votes on named executive officer compensation.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.

You should have received a Notice of Internet Availability of Proxy Materials, either in regular mail or by e-mail, that explained how to vote.

If you are a stockholder of record, you may vote as follows:

By Internet:

Step 1: Go to www.envisionreports.com/COUP to view the materials.

Step 2: Click on “Vote”.

Step 3: Follow the instructions on the screen.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

By Telephone:

Step 1: Call toll free 1-800-652-VOTE (8683).

Step 2: Follow the instructions provided by the recorded message.

You may vote any time before 11:59 p.m. Eastern Time on Tuesday, May 22, 2018.

Make sure to find the circled “control number” in the shaded bar on the first page of your Notice before voting. If you hold shares in multiple names (e.g., in multiple funds or in multiple trusts), you may have multiple control numbers—make sure to vote using each one.

If you have any questions (e.g., finding your “control number”), please call 1-800-652-VOTE (8683).

If you are a beneficial owner holding shares through a bank, broker or other nominee, such as E*Trade, please refer to the Notice or other information forwarded by your bank or broker to see which voting options are available to you, which may include voting over the Internet at https://www.proxyvote.com.

Thank you for voting. Your vote is important!